Acquisition of 340B Link Business Expands Omnicell’s Autonomous Pharmacy Portfolio August 12, 2020

Safe Harbor Statement This presentation contains forward-looking statements that involve risks and uncertainties, including statements regarding the timing of the consummation of the acquisition, the expected benefits of the acquisition of the 340B Link business, including on Omnicell’s non-GAAP earnings per share, the impact of the acquisition on Omnicell’s products and services and the capabilities of the products and services of the 340B Link business. There are a significant number of factors that could cause actual results to differ materially from statements made in this presentation, including: difficulties encountered in closing and integrating the acquired business, including regulatory review, technologies, personnel and operations; costs related to the acquisition; market acceptance of the acquisition and resulting products and services; Omnicell’s inability to realize value from its significant investments in its business, including product and service innovations; and general market, political, economic and business conditions, including the ongoing COVID-19 pandemic, and other industry or economic conditions outside of Omnicell’s control. Additional information on potential factors that could affect Omnicell’s financial results is included in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which is on file with the U.S. Securities and Exchange Commission and Omnicell’s other filings with the SEC. Omnicell does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. © 2020 Omnicell, Inc. Content is confidential and proprietary. 2

Compelling Strategic Benefits Critical Inventory Management • Instrumental to compliance and financial Solution for Covered Entities health for many health systems Participating in the 340B Program • Supports central pharmacy inventory management and decision making • Attractive • Manages complex processes and Extension of Autonomous compliance for 340B administered Growing Market Pharmacy Vision medication across the continuum and Cross-Selling of care Opportunities High Growth Software- • The acquisition is expected to be Enabled Recurring Service immediately accretive to Omnicell Revenue Business non-GAAP EPS © 2020 Omnicell, Inc. Content is confidential and proprietary. 3

340B Link Business at a Glance

Company Profile

Based in Plano, TX. Provides software-enabled services to help Covered Entities manage their 340B program while maintaining compliance and maximizing efficiency

Strong client focus, driving ~$1.4B aggregate 340B savings and 95%+ retention rate annually

Software-Enabled Services

Split Billing

Drives productivity through a web-based ordering and inventory management tool, built on a market-leading qualification engine that optimizes 340B program value for mixed use and outpatient pharmacy environments.

Contract Pharmacy Administration

Optimizes the contract pharmacy network, providing access to any 340B contract or mail order pharmacy – including all major national chains, regional chains, and independent pharmacies across the U.S. – while simplifying program management to drive effective and compliant program value.

Specialty Contract Pharmacy

Streamlines the specialty contract pharmacy network to extend covered entity 340B discounts and provide additional access to more than 90% of specialty drugs.

Drug Discount Access Solutions

Provides covered entities the ability to share 340B discounts with eligible patients through a discount card.

© 2020 Omnicell, Inc. Content is confidential and proprietary.

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Growing Market Covered Entity (CE) Sites Drug Purchases Under 340B Program (sites in thousands) $61.0 Purchases at discounted 340B prices increased from ~$9B in 2014 to almost $30B in 2019, Segment representing more than a 27% CAGR $46.3 CAGR: 17.4% ($ in billions) 38.4 $31.1 34.5 $33.7 29.7 $22.0 $26.7 24.7 16.8 15.7 20.2 $14.4 14.5 $17.9 $10.5 13.6 $13.5 12.4 $5.9 $29.9 21.6 $4.5 $24.3 18.8 $16.2 $19.3 The 340B program has rapidly 15.2 $12.0 7.8 11.1 $9.0 expanded since 1992, and interest 2013 2014 2015 2016 2017 2014 2015 2016 2017 2018 2019 in the program continues to grow Hospi tals & Si te-owned CEs Fed eral Gran tees Purchases at Discounted 340B Prices 340B Discoun t as covered entities seek solutions Source: U.S. Government Accountability Office (GAO) Source: Drug Channels to help manage rising costs and uncompensated care. 340B Covered Entities by State 340B Contract Pharmacy Locations CAGR: 11.7% 24,571 21,598 19,868 17,784 16,965 13,708 12,635 0-500 500-1,250 1,250-2,500 2,500+ 2013 2014 2015 2016 2017 2018 2019 Source: HRSA, Drug Channels, U.S. Government Accountability Office (GAO), Industry Source: Drug Channels Research © 2020 Omnicell, Inc. Content is confidential and proprietary. 5

Directly Strengthens Key Autonomous Pharmacy Pillars Safety Financial Efficiency Compliance People 340B Link business extends Maximizes client savings Automates inventory Leading qualification Supports management access to patients with from all participating management and contract engine designed to of critical covered formulary control pharmacies – estimated pharmacy network ensure compliance with entities with needed at over $1.4B per annum 340B criteria technology © 2020 Omnicell, Inc. Content is confidential and proprietary. 6

340B Link Complements Omnicell’s Existing Solutions (Post-Close) Technical Services Professional Services Advisory Services Outcomes Service Outcomes Omnicell One Safety Intelligence 340B Analysis Inventory Analytics Diversion Management Compliance Population Health + Financials 340B Link 340B + Operational Contract Pharmacy Efficiency 340B Split Billing Inventory Management Operational Reporting Support Management + Compliance + People Automation XR2 IV Robot IVX XT Anesthesia VBM 200F Multimed Pack Workstation Central Pharmacy Point of Care Med Adherence Omnicell Data Platform Platform DISCLAIMER : Represents potential future technology that are under development and may or may not ever become generally available to the commercial marketplace. Omnicell makes no commitment with regard to such potential future technology. © 2020 Omnicell, Inc. Content is confidential and proprietary. 7

Transaction Overview Transaction $225 million in cash, subject to customary adjustments Consideration Sources of Cash on hand plus proceeds from Omnicell’s existing revolving credit facility Financing Earnings Impact High growth tech enabled services recurring revenue business with attractive return profile and Returns Expected to be immediately accretive to Non-GAAP EPS in 2020 Expected Transaction expected to close in 2020, subject to regulatory approvals and Closing customary closing conditions Timetable © 2020 Omnicell, Inc. Content is confidential and proprietary. 8